                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

     The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                                           State or Country of
      Name of Subsidiary                                      Incorporation
      ------------------                                   -------------------
      Apogee Enterprises International, Inc.                     Barbados
      Prism Assurance, Ltd.                                      Vermont
      Harmon, Inc.                                               Minnesota
      Harmon Contract, Inc.                                      Minnesota
      Harmon Contract Asia, Ltd. (1)                             Minnesota
      Harmon Contract Asia Sdn Bhd (2)                           Malaysia
      Harmon Contract U.K., Limited (3)                          United Kingdom
      Harmon Europe (4) (8)                                      France
      AWG Services, Inc. (5)                                     Wisconsin
      Viracon, Inc.                                              Minnesota
      Viratec Thin Films, Inc. (6)                               Minnesota
      Viracon Georgia, Inc. (6)                                  Minnesota
      Viracon/Curvlite, Inc.                                     Minnesota
      Tru Vue, Inc.                                              Illinois
      Harmon Glass Company                                       Minnesota
      Apogee Sales Corporation (7)                               South Dakota
      Harmon Glass of Canada Ltd. (7) (8)                        Canada
      Apogee Wausau Group, Inc.                                  Wisconsin
      Harmon CFEM Facades (UK) Ltd. (8) (9)                      United Kingdom
      Harmon/CFEM Facades S.A. (8) (10)                          France
      Harmon Facalu S.A. (8) (10)                                France
      Harmon Sitraco S.A. (8) (10)                               France
      Harmon Voisin S.A. (8) (10)                                France
      VIS'N Service Corporation (8) (11)                         Minnesota
      Balangier Designs, Inc. (12)                               New Jersey


(1)  Owned by Harmon Contract, Inc.
(2)  Owned by Harmon Contract Asia, Ltd.
(3)  99.99% owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
(4)  100% owned by various Apogee entities
(5)  Owned by Apogee Wausau Group, Inc.
(6)  Owned by Viracon, Inc.
(7)  Owned by Harmon Glass Company
(8)  Inactive
(9)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(10) Owned by Harmon Europe S.A.
(11) 99.6% owned by Harmon Glass Company
(12) Owned by Tru Vue, Inc.